                                                                    EXHIBIT 99.1

WYLE Laboratories, Life     Purchase Order: T70720    Change Order: 3
Sciences, Sys&Srv                                     Page: 1 of 3
1290 Hercules Drive                                   Date Printed: 01/17/2006
Suite 120
Houston, TX 77058

Order To: OI ANALYTICAL     07000135     Ship To: WYLE Laboratories, Life
          151 GRAHAM ROAD                         Sciences, Sys & Srv 1100
          P. 0. BOX 9010                          Hercules Drive Suite 305
          COLLEGE STATION,                        Shipping/Receiving Department
          TX 77842-9010                           Houston, TX 77058

Contact: MILL BOTTS     Ph: 979-690-1711     Fax: 979-690-0400

  ORDER
  DATE       BUYER     TERMS     FOB    SALES ORDER   SHIP VIA          DELIVER TO
--------   --------   ------   ------   -----------   --------   -----------------------
03/08/06     Mary     NET 30   ORIGIN                    N/A     W4 MAIGNAUD, S. SERVICE
           Holiahan

                                                      DUE      DESIRED            ORDER
LINE         ITEM/DESCRIPTION      REV      U/M      DATE        DATE           QUANTITY    NET UNIT COST   EXTENDED COST
----   -------------------------   ---      ----     ----      -------        -----------   -------------   -------------
                                  CONFIRMATION
                            ACKNOWLEDGEMENT REQUIRED

       Period of Performance: 01/11/06 To 09/30/06

       Change Order #3

       This change to contract T70720 revises the order as follows:

       - Increase funding via line item #5 of $158,612; which brings the total funding to $1,528,436

       -   Extend the period of performance through 9/30/06

       -   Incorporate the statement of Work dated July 17, 2006

       -   Incorporate the Sections of the contract

       -   Total contract value is $2,124,095 and will be funded by fiscal year

       Except as modified, all terms and conditions remain the same.

       This is a Time and Material contract for the Total Organic Carbon
       Analyzer (TOCA) Subsystem in accordance with the attached Statement of Work. Line Item #1 is associated with the planning stages only of the contract and Line Item #2 associated with the project itself and Letter Contract, Rev. 1. Line Item #3 is associated with Letter
       Contract, Rev. 2. Line item #4 is associated with Letter Contract,
       Rev. 3.

1      LETTER CONTRACT FOR TOCA - PLANNING STAGES   LOT 03/31/06   03/31/06   21,945.0000       l.0000        $ 21,945.00
       (1/11/06-1/31/06)
       Vdr Part: N/A                                Req: 0000031779

       Price Contract #: NAS 9-02078
             AOP: 4300-022-02   1.07.04000          60000.620.2.07.04.01.0927

2      REVISED LETTER CONTRACT FOR TOCA (2/1/06 -   LOT 07/31/06   07/31/06   637,566.0000      l.0000        $637,566.00
       3/31/06); REV.1
       Vdr Part: N/A                                Req: 0000032109
       Deliver To: W4 MAIGNAUD, S/SERVICE

       Prime Contract #: NAS 9-02078
             AOP: 4300-022-02    1.07.04000         60000.620.2.07.06.01.1234

3      REVISED LETTER CONTRACT FOR TOCA (4/1/06 -   LOT 07/31/06   07/31/06   710,313.0000      l.0000        $710,313.00
       6/30/06); REV.2
       Vdr Part: N/A                                Req: 0000033118
       Deliver To: W4 MAIGNAUD,S SERVICE

       Prime Contract #: NAS 9-02078
             AOP: 4300-022-02    1.07.04000         60000.620.2.07.06.01.1234

4      REVISED LETTER CONTRACT FOR TOCA (7/1/06 -   LOT 07/31/06   07/31/06         0.0000      0.0000        $      0.00
       7/31/06); REV.3
       Vdr Part: N/A                                Req: 0000031779
       Deliver To: W4 MAIGNAUD S SERVICE

       Prime Contract #: NAS 9-02078
             AOP: 4300-022-02    1.07.04000         60000.620.2.07.06.01.1234

5      INCREASE FUNDING FOR TOCA SUBSYSTEM HARDWARE LOT 09/30/06   09/30/06   159,612.0000      1.0000        $158,612.00
       DEVELOPMENT
       Vdr Part: N/A                                Req: 0000034937
       Deliver To: W4 MAIGNAUD, SERVICE

       Prime Contract #: NAS 9-02078
             AOP: 4300-022-02    1.07.04000         60000.620.2.07.06.01.1234

       OPAS RATING:DO-C9 "This is a rated order certified for national defense use, and you are required to follow all the Provision of Defense Priorities and Allocation System regulation." (15 CFR 700)

       HUMAN SPACE FLIGHT ITEM (NASA 1852.246-73) (MARCH 1997)

       "FOR USE IN HUMAN SPACE FLIGHT; MATERIALS, MANUFACTURING, AND
       WORKMANSHIP OF HIGHEST QUALITY STANDARDS ARE ESSENTIAL TO ASTRONAUT
       SAFETY.

       IF YOU ARE ABLE TO SUPPLY THE DESIRED ITEM WITH A HIGHER QUALITY THAN
       THAT OF THE ITEMS SPECIFIED OR PROPOSED, YOU ARE REQUESTED TO BRING
       THIS FACT TO THE IMMEDIATE ATTENTION OF THE PURCHASER."

WYLE LABORATORIES, LIFE     PURCHASE ORDER: T70720    CHANGE ORDER: 3
SCIENCES, SYS & SRV                                   Page: 2 of 3
1290 Hercules Drive                                   Date Printed: 07/17/2006
Suite 120
Houston, TX 77058

Order To: OI ANALYTICAL     07000135
          151 GRAHAM ROAD
          P. O. BOX 9010
          COLLEGE STATION,
          TX 77842-9010

Contact: WILL BOTTS     Ph: 979-690-1711     Fax: 979-690-0400

  ORDER
  DATE       BUYER     TERMS     FOB    SALES ORDER   SHIP VIA         DELIVER TO
--------   --------   ------   ------   -----------   --------   -----------------------
03/08/06     Mary     NET 30   ORIGIN                    N/A     W4 MAIGNAUD, S. SERVICE
           Hollahan

                                                      DUE      DESIRED            ORDER
LINE         ITEM/DESCRIPTION      REV      U/M      DATE        DATE           QUANTITY    NET UNIT COST   EXTENDED COST
----   -------------------------   ---      ----     ----      -------        -----------   -------------   -------------
       (End of clause)

       (LIMITED) RELEASE OF CONTRACTOR CONFIDENTIAL BUSINESS INFORMATION (CBI)
       (JSC 52.227-91) (FEB 2001)

       (a) Wyle Laboratories may find it necessary to release information submitted by the Subcontractor, pursuant to the provisions of this subcontract, to NASA and individuals not employed by NASA. Business information that would ordinarily be entitled to confidential treatment may be included in the information released to these individuals.
       Accordingly, by signature on this subcontract, the Subcontractor hereby consents to a limited release of its confidential business information
       (CBI).

       (b) Possible circumstances where the Agency may release the Subcontractor's CBI include the following:

       (1) To other Agency contractors and subcontractors, and their employees tasked with assisting the Agency in handling and processing information and documents in the administration of Agency contracts, such as providing post award audit support and specialized technical support to NASA;

       (2) To NASA contractors and subcontractors, and their employees engaged in information systems analysis, development, operation, and maintenance, including performing data processing and management functions for the Agency.

       (c) NASA recognizes its obligation to protect the contractor and subcontractors from competitive harm that could result from the release of such information to a competitor. Except where otherwise provided by law, NASA will permit the limited release of CBI under subparagraphs (1) or (2) only pursuant to non-disclosures agreements signed by the assisting contractor or subcontractor, and their individual employees who nay require access to the CBI to perform the assisting contract).

       (d) NASA's and Wyle Laboratories' responsibilities under the Freedom of Information Act are not affected by this clause.

       (e) The Subcontractor agrees to include this clause, including this paragraph (e), in all subcontracts at all levels awarded pursuant to this contract that require the furnishing of confidential business information by the subcontractor.

       (End of clause)

       SERVICES

       MINIMUM INSURANCE COVERAGE (NASA 1852.228-75) (OCT 1988)

       The Subcontractor shall obtain and maintain insurance coverage as follows for the performance of this subcontract:

       (a) Worker's compensation and employer's liability insurance as required by applicable Federal and state workers' compensation and occupational disease statutes. If occupational diseases are not compensable under those statutes, they shall be covered under the employer's liability section of the insurance policy, except when contract operations are so commingled with the Subcontractor's commercial operations that it would not be practical. The employer's liability coverage shall be at least
       $100,000, except in States with exclusive or monopolistic funds that do not permit workers' compensation to be written by private carriers.

       (b) Comprehensive general (bodily injury) liability insurance of at least
       $500,000 per occurrence.

       (c) Motor vehicle liability insurance written on the comprehensive form of policy which provides for bodily injury and property damage liability covering the operation of all motor vehicles used in connection with performing the contract. Policies covering motor vehicles operated in the United States shall provide coverage of at least $200,000 per person and $500,000 per occurrence for bodily injury liability and $20,000 per occurrence for property damage. The amount of liability coverage on other policies shall be commensurate with any legal requirements of the locality and sufficient to meet normal and customary claims.

       (d) Comprehensive general and motor vehicle liability policies shall contain a provision worded as follows:

       "The insurance company waives any right of subrogation against the United
       States of America which may arise by reason of any payment under the policy."

WYLE LABORATORIES, LIFE     PURCHASE ORDER: T70720     CHANGE ORDER: 3
SCIENCES, SYS&SRV                                      Page: 3 of 3
1290 Hercules Drive                                    Date Printed: 07/17/200
Suite 120
Houston, TX 77058

Order To: OI ANALYTICAL     07000135
          151 GRAHAM ROAD
          P. O. BOX 9010
          COLLEGE STATION,
          TX 77842-9010

Contact: WILL BOTTS     Ph: 979-690-1711     Fax: 979-690-0400

  ORDER
  DATE       BUYER     TERMS     FOB    SALES ORDER   SHIP VIA         DELIVER TO
--------   --------   ------   ------   -----------   --------   -----------------------
03/08/06     Mary     NET 30   ORIGIN                    N/A     W4 MAIGNAUD, S. SERVICE
           Hollahan

                                                      DUE      DESIRED            ORDER
LINE         ITEM/DESCRIPTION      REV      U/M      DATE        DATE           QUANTITY    NET UNIT COST   EXTENDED COST
----   -------------------------   ---      ----     ----      -------        -----------   -------------   -------------
       (e) When aircraft are used in connection with performing the contract, aircraft public and passenger liability insurance of at least $200,000 per person and $500,000 per occurrence for bodily injury, other than passenger liability, and $200,000 per occurrence for property damage.
       Coverage for passenger liability bodily injury shall be at least $200,000 multiplied by the number of seats or passengers, whichever is greater.

       (End of Clause)


                                      Vendor Signature
       ------------------------------

       Bill To:

       WYLE Laboratories, Life Sciences, Sys&Srv
       1290 Hercules Drive                                        PO Total Amt: $1,528,436.00
       Attn: Accounts Payable
       Houston, TM 77098


       /s/ D. Moreno
       ------------------------------
       D. Moreno/Manager, Subcontracts
       Authorized Signature(s)


       /s/ R. M. Ellis
       ------------------------------
       R. M. Ellis
       Senior Vice President & General Manager

                                    SECTION B
                         SUPPLIES OR SERVICES AND PRICES

B.1  SUPPLIES AND SERVICES

The Contractor shall, in a manner consistent with and subject to the terms and conditions hereof, furnish all resources necessary to accomplish the requirements set forth in the Statement of Work entitled "The Total Organic Carbon Analyzer (TOCA) Subsystem".

B.2  COST OF MATERIALS

The total cost of materials is $439,005.

B.3  CEILING PRICE AND RATES

The parties estimate that performance of this contract will not cost the Buyer more than $2,124,095. The Seller agrees to use its best efforts to perform the work specified in the Statement of Work of this contract within the dollar amounts agreed to in the "OI Analytical Labor Rates" document located in the Letter Contract dated January 11 2006. The following are the totals for the labor, material, ODC, and travel for the Basic FY06 and the option years FY07 and FY08.

YEAR               FY06       FY07       FY08
----            ---------   -------   ----------
Labor Totals      940,884   413,513      120,929
Materials         439,005         0            0
ODC               143,107    59,657            0
Travel              5,440       780          780
                ---------   -------   ----------
                1,528,436   473,950      121,709
Total Project                         $2,124,095

B.4  TRAVEL

Travel, by the Seller, if required under this subcontract, will be reimbursed at the Federal Government allowable rates, for actual expenses not to exceed $7,000.00.

B.5  CONTRACT FUNDING

For purposes of payments, the total amount allotted by the Seller to this contract is $1,528,436 and covers the following estimated period of performance:
January 11, 2006 through September 30, 2006.

B.6  INVOICING

Seller shall submit invoices to Accounts Payable, Wyle Laboratories, Inc., 1290 Hercules Drive, Suite 120, Houston, Texas 77058, setting forth: 1) Purchase Order Number T70720, 2) labor category, 3) number of hours worked, 4) dollar amount, and 5) total amount billed. All invoices submitted will reflect, respective deliveries (if any), and a detailed listing of actual hours worked.

Invoices shall be submitted on a monthly basis. All invoices shall be payable Net 30 days after receipt thereof, and are subject to review and approval prior to payment.

A final invoice should be submitted within thirty (30) days after project completion.


                                       B-1